Exhibit 23.1

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone (604) 691-3000 Fax (604) 691-3031 Internet www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The the Board of Directors
Cardiome Pharma Corp.

We consent to the inclusion in this annual report on Form 40-F of:

•
our Report of Independent Registered Public Accounting Firm dated March 26, 2012 on the consolidated balance sheets of Cardiome Pharma Corp. (the “Company”) as at December 31, 2011 and 2010,  and the consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2011,

•	our Report of Independent Registered Public Accounting Firm dated March 26, 2012 on the Company’s internal control over financial reporting as of December 31, 2011,

each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2011.

We also consent to the incorporation by reference of the above referenced audit reports in the Company’s Registration Statement (No. 333-171219) on Form F-10.

Signed “KPMG LLP”

Chartered Accountants
Vancouver, Canada
March 27, 2012

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.